Exhibit 10.13
COMMERCIAL LIMITED ASSIGNMENT DISTRIBUTION PROGRAM AGREEMENT
Between
Pennsylvania General Insurance Company, Servicing Carrier
And
Lebanon Mutual Insurance Company, Excused Carrier
PENNSYLVANIA
     This Agreement (“Agreement”), made effective as of the 1st day of January, 2006 between Pennsylvania General Insurance Company (hereinafter called “Servicing Carrier”), an insurance company authorized to write insurance in Pennsylvania, and Lebanon Mutual Insurance Company (hereinafter called the “Excused Carrier”), an insurance company authorized to write insurance in Pennsylvania, having offices at 137 West Penn Avenue, PO Box 2005, Cleona, PA 17042.
Preamble
     I. The Servicing Carrier has been approved by the Pennsylvania Assigned Risk Plan Governing Committee as a Servicing Carrier under the Commercial Limited Assignment Distribution Program (hereinafter called the “CLAD program”).
     II. The Excused Carrier is eligible and elects to be excused from its obligations to accept certain new assignments under the Pennsylvania Assigned Risk Plan (hereinafter called “PA ARP”), and the Excused Carrier desires to enter into this Agreement with the Servicing Carrier.
     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Transfer of PA ARP Assignments
     1.1 The Servicing Carrier hereby agrees to accept assignments from PA ARP that would otherwise be made to the Excused Carrier during the term of this Agreement, on the class of business covered by this Agreement, subject to the limitation set forth in this Agreement and as required by law.
     1.2 The class of business covered by this Agreement is those risks as defined in Commercial Automobile Part, Section 19 of the PA ARP Plan Manual, submitted to the PA ARP on or after January 1, 2006.
     1.3 The amount of assignments which the Servicing Carrier will accept under the terms hereof shall be the quota of assignments during the term of this Agreement which the Excused Carrier is required by law to write in the Commonwealth of Pennsylvania.
1.4	Each party (an Indemnitor) shall indemnify and hold harmless the other party, its affiliates, and their respective officers, directors, employees and agents (collectively the Indemnitee) from and against any and all losses, obligations, costs, liabilities, damages, fines, actions, suits, causes of action, claims, demands, settlements, judgments or any other expenses, including, but not limited to, reasonable attorney’s fees and expenses, which are asserted against, imposed upon or incurred or suffered by such Indemnitee, and which arise out of or result from:
a.	The failure of the Indemnitor, its affiliates or any of their respective officers, directors, employees or agents properly to discharge any of their duties or obligations hereunder, or to observe or comply with any terms, conditions and limitations contained in this Agreement pertaining to its authority or rights hereunder.

b.	The breach or failure to observe any covenant, condition, warranty, representation, or limitation contained in this Agreement by the

Indemnitor, its affiliates or any of their respective officers, directors, employees or agents;

c.	The violation of any law, rule, regulation, order or other legal authority in connection with this Agreement by the Indemnitor, its affiliates or any of their respective officers, directors, employees or agents; and

d.	The negligence, gross negligence, bad faith or willful or wanton behavior in connection with this Agreement by the Indemnitor, its affiliates or any of their respective officers, directors, employees or agents.
Contributory or comparative negligence or other fault of the Indemnitee shall not be excused by reason of the indemnification provided herein. The Indemnitor will not be required to indemnify the Indemnitee for losses resulting in whole or in part from the Indemnitee’s negligence or other fault. The Indemnitee shall notify the Indemnitor within ninety (90) days of receipt of any claim or lawsuit for which it seeks indemnity pursuant to this provision and, at the option of the Indemnitor, the Indemnitor shall control the defense of any such lawsuit. If the Indemnitee fails to notify the Indemnitor of any action within such ninety (90) day period arid/or fails to cooperate with the Indemnitor in the defense of such action, the Indemnitor shall be relieved of its indemnification obligations hereunder. If the Indemnitor assumes the defense of any such action, it shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such action absent the Indemnitor’s approval of such expense.
This Article shall survive termination of the Agreement.
Buy-Out Fee and Terms of Payment
     2. The Excused Carrier shall pay to the Servicing Carrier a fee (the “Buy-Out Fee”) by application of the factor set forth in Exhibit A to the Excused Carrier’s total quota of assignments (in premium dollars) under the PA ARP for the term of this Agreement. The estimated Buy-Out Fee, which is paid on a QUARTERLY basis, is to be paid within thirty (30) days after billing beginning with the effective date of this contract and QUARTERLY thereafter, is based on the Excused Carrier’s then current PA ARP basic quota share of the Other than Private Passenger (OTPP) estimated premium volume as calculated using the PA ARP published estimate of premium volume by calendar year. When the PA ARP issues the Plan Annual Report the initial fee shall be adjusted to represent the E;ccused Carrier’s actual PA ARP share and the actual premium volume of the OTPP portion_of the PA ARP. This subsequent adjustment may result in additional charge or refund which shall be calculated and paid to the applicable party within thirty (30) days following the PA ARP’s publication of the actual premium volume for the applicable calendar year.
Representation and Warranties
     3.1 The Servicing Carrier hereby warrants and represents that is has been approved by the Pennsylvania Assigned Risk Plan Governing Committee to act as a Servicing Carrier under the CLAD Program.
     3.2 The Excused Carrier hereby warrants and represents that it is eligible for participation in the CLAD Program as an Excused Carrier.
Duration of Agreement: Cancellation
     4.1 This Agreement shall become effective on the date set forth at the beginning of this Agreement, or on the date this Agreement is approved by the Pennsylvania Assigned Risk Plan Governing Committee, whichever is later, and shall continue in force and effect until December 31, 2006.
     4.2 Beginning on January 1, 2007 the Agreement shall be automatically renewed for successive one (1) year terms unless either party sends the other written notice of non- renewal at least ninety (90) days prior to the renewal effective date.

     4.3 Notwithstanding the foregoing provisions, this Agreement shall terminate at such earlier date as may be required by law, including, without limitation, any provisions of the Pennsylvania Insurance Law, the regulations of the Pennsylvania Insurance Department, the rules of PA ARP, or the lawful order or decree of the Pennsylvania Insurance Department or the PA ARP, provided, however, that the period within which either party hereto may object to or appeal from any such order or decree shall have expired.
     4.4 The termination provisions hereof shall not be construed to affect the period for which the Servicing Carrier must write insurance for assureds assigned to it under this Agreement, it being understood that the rules of the PA ARP, presently require that the Servicing Carrier issue policies to each assured assigned to it under this Agreement for a period of three (3) years.
Notice
     5.1 Any notice required or permitted to be given hereunder shall be given in writing, shall be signed by the party giving notice and shall be delivered by certified or registered mail, return receipt requested, to the address of the party to whom the notice is directed as set forth below, or to such other person or address of whom such party shall have given notice.

If to Servicing Carrier:	If to Excused Carrier:

Pennsylvania General Insurance Company	Lebanon Mutual Insurance Company
c/o OneBeacon Insurance Group	137 West Penn Ave.
One Beacon Street	P.O. Box 2005
Boston, MA 02108	Cleona, PA 17042

Attn: General Counsel	Attn: President

With a copy to:	With a copy to:

Pennsylvania General Insurance Company

c/o AutoOne Insurance

201 Old Country Road

Melville, NY 11747

Attn: President	Attn:

     5.2 Notwithstanding the provisions of Section 5.1 above, a notice shall be deemed to have been properly given if the party to which it is directed signs a copy of such notice and returns it to the party giving notice.
Successors and Assigns
     6. This Agreement cannot be assigned without the written consent of both parties.
Entire Agreement Amendment
     7.1 This Agreement, together with Exhibit A attached hereto, constitutes the entire agreement among the parties hereto with respect to the rights established herein.
     7.2 This Agreement may not be changed orally, and any modification, amendment or repeal of this Agreement must be in writing and shall be signed by the party against whom it is to be enforced.
     7.3 This Agreement supersedes all prior agreements among the parties with respect to the subject matter hereof, and all prior agreements are of no further force or effect.
Arbitration
     8.1 All disputes or differences arising out of the interpretation of this Agreement shall be submitted to the decision of two arbitrators, one to be chosen by each party, and in the event of the arbitrators failing to agree, to the decision of an umpire to be chosen by the arbitrators. The arbitrators and umpire shall be disinterested active or retired executive officials of fire or casualty insurance or reinsurance companies. If either of the parties fails to appoint an arbitrator within one (1) month after being required by the other party in writing to do so, or if the arbitrators fail to appoint an umpire within one (1) month of a request in writing by either party for them to do so, such arbitrators or umpire, as the case may be, shall at the request of either party be appointed by a Justice of the Supreme Court of the State of New York.
     8.2 The arbitration proceeding shall take place in New York, New York. The applicant shall submit its case within one (1) month after the appointment of the arbitrators, and the respondent shall submit its reply within one (1) month after the receipt of the applicant’s case. The arbitrators and umpire are relieved from all judicial formality and may abstain from following the strict rules of law. They shall settle any dispute under this Agreement according to an equitable rather than a strictly legal interpretation of its terms.
     8.3 Their written decision shall be provided to both parties and shall be final and not subject to appeal.
     8.4 Each party shall bear the expenses of his arbitrator and shall jointly and equally share with the other the expenses of the umpire and of the arbitration.
     8.5 This article shall survive the termination of this Agreement.
Gender, Singular and Plural
     9. The use of any one or more genders shall be construed to include all other genders, unless the context clearly indicates that less than all the genders are intended. The use of the singular or of the plural shall be construed to include both the singular and the plural unless the context clearly indicates that only the singular or the plural is intended.
Captions
     10. Captions in this Agreement are inserted for ease of reference only and shall not be used in construing the terms of this Agreement.

Severability
     11. If any part of this Agreement is determined to be invalid, the validity of this Agreement shall not be affected and the parties agree that all remaining parts shall remain in full force and effect.
Governing Law
     12. This Agreement shall be governed and construed in accordance with the laws of the State of New York, except all obligations of the Excused Carrier and the Servicing Carrier to PA ARP will be governed and construed by Pennsylvania law.
     IN WITNESS WHEROF, we have executed this instrument on the date first written above.

Servicing Carrier:		Excused Carrier:

Pennsylvania General Insurance Company		Lebanon Mutual Insurance Company

By:	/s/ Carey D. Benson	By:	/s/ Rollin P. Rissinger, Jr.

Name:	Carey D. Benson	Name:	Rollin P. Rissinger, Jr.
Title:	Senior Vice President	Title:	Pres./Sec.
Date:	12/8/05	Date:	12/7/05

COMMERCIAL LIMITED ASSIGNMENT DISTRIBUTION (CLAD)
PROGRAM AGREEMENT
PENNSYLVANIA
Amendment A
This Amendment (“Amendment”), to the COMMERCIAL LIMITED ASSIGNMENT DISTRIBUTION PROGRAM AGREEMENT (“Agreement”), is made effective as of the 1st day of October, 2006 (“effective date”), between Pennsylvania General Insurance Company and AutoOne Insurance Company, insurance companies authorized to write insurance in Pennsylvania, and Lebanon Mutual Insurance Company, (hereinafter called the “Excused Carrier”), an insurance company authorized to write insurance in Pennsylvania, having offices at 137 West Penn Avenue, PO Box 2005, Cleona, PA 17042.
Preamble
     I. AutoOne Insurance Company is authorized to write insurance in Pennsylvania and has been approved by the Governing Committee of the Pennsylvania Assigned Risk Plan to act as a Servicing Carrier under the Commercial Limited Assignment Distribution Program (hereinafter called the “CLAD program”).
     H. The Parties wish to replace Pennsylvania General Insurance Company with AutoOne Insurance Company as the Servicing Carrier with no other changes to their agreement.
THEREFORE, the Agreement is hereby modified as follows:
     1. All references to Pennsylvania General Insurance Company are hereby replaced with AutoOne Insurance Company.
     2. AutoOne Insurance Company hereinafter is the Servicing Carrier as set forth in the Agreement.

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     3 AutoOne Insurance Company hereby assumes all duties and obligations, makes all representations and provides all warranties as the Servicing Carrier as set forth in the Agreement.
     4 If there is a conflict between the Agreement and this Amendment, the terms set forth in this Amendment shall supersede and prevail.
IN WITNESS WHEROF, this Amendment has been executed by and between the parties hereto on the date first written above.

Servicing Carrier:		Excused Carrier:

Pennsylvania General Insurance Company/ AutoOne Insurance Company		Lebanon Mutual Insurance Company

By:	/s/ Paul F. DiFrancesco	By:	/s/ Rollin P. Rissinger, Jr.

Name:	Paul F. DiFrancesco	Name:	Rollin P. Rissinger, Jr.
Title:	Vice President	Title:	President
Date:	10.27.06	Date:	10/24/06

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COMMERCIAL LIMITED ASSIGNMENT DISTRIBUTION PROGRAM AGREEMENT
Between
Pennsylvania General Insurance Company, Servicing Carrier
And
Lebanon Mutual Insurance Company, Excused Carrier
PENNSYLVANIA
EXHIBIT A — BUY-OUT FEE
a.	The percentage to be used in calculating the Buy-Out Fee for all accounting years beginning on or after January 1, 2006, shall be 12 % payable quarterly.

b.	In the event, however, the application of this percentage, inclusive of any subsequent adjustments to the estimated premium volume, produces a total buyout fee of less than $1,500, the above percentage will be increased such that the annual buy-out fee will equal $1,500.

c.	The estimated Buy-Out Fee for all accounting years beginning on or after January 1, 2006, shall be in quarterly installments, to be paid within thirty (30) days of billing.

Servicing Carrier:		Excused Carrier:

Pennsylvania General Insurance Company		Lebanon Mutual Insurance Company

By:	/s/ Carey D. Benson	By:	/s/ Rollin P. Rissinger, Jr.

Name:	Carey D. Benson	Name:	Rollin P. Rissinger, Jr.
Title:	Senior Vice President	Title:	Pres./Sec.
Date:	12/8/05	Date:	12/7/05

COMMERCIAL LIMITED ASSIGNMENT DISTRIBUTION PROGRAM AGREEMENT

Between
AutoOne Insurance Company, Servicing Carrier
And
Lebanon Mutual Insurance Company, Excused Member
PENNSYLVANIA
EXHIBIT A — 2007 BUY-OUT FEE
a.	The percentage to be used in calculating the Buy-Out Fee for all accounting years beginning on or after January 1, 2008, shall be 10.0% payable quarterly.

b.	In the event, however, the application of this percentage, inclusive of any subsequent adjustments to the estimated premium volume, produces a total buy- out fee of less than $1,500, the above percentage will be increased such that the annual buy-out fee will equal $1,500.

c.	The estimated Buy-Out Fee for all accounting years beginning on or after January 1, 2008, shall be in quarterly installments, to be paid within thirty (30) days of billing.

Servicing Carrier:		Excused Carrier:

AutoOne Insurance Company		Lebanon Mutual Insurance Company

By:	/s/ Paul F. DiFrancesco	By:	/s/ Rollin P. Rissinger, Jr.

Name:	Paul F. DiFrancesco	Name:	Rollin P. Rissinger, Jr.
Title:	President	Title:	Pres./Sec.
Date:	11-26-07	Date:	11/7/2007